
As filed with the U.S. Securities and Exchange Commission on September 15, 2009


File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)


Amendment No. 24                                                                                                                            (X)


Dimensional Emerging Markets Value Fund Inc.
(Exact Name of Registrant as Specified in Charter)

     6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)
(512) 306-7400
(Registrant’s Telephone Number, including Area Code)

 ___________

     Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, Texas 78746
(Name and Address of Agent for Service)

___________

Please Send Copies of Communications to:
Mark A. Sheehan, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Part A  September 15, 2009

Introduction

     DIMENSIONAL EMERGING MARKETS VALUE FUND INC. (the “Fund”), 6300 Bee Cave Road, Building One, Austin, TX 78746, (512) 306-7400, offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

     Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”). This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.


DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

     The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities. The Fund seeks to achieve its investment objective by investing in companies associated with emerging markets designated by the Investment Committee of Dimensional Fund Advisors LP (the “Advisor”) (“Approved Markets”). The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depository Receipts, American Depository Receipts or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.

     The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the Advisor to be value stocks at the time of purchase. Securities are considered value stocks primarily because they have a high book value in relation to their market value. In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. No assurance can be given that the Fund’s investment objective will be achieved. As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets in emerging markets that are defined in this Part A as Approved Market securities. If the Fund changes this investment policy, the Fund will notify shareholders at least 60 days before the change, and will change the name of the Fund.

Fund Characteristics and Policies

     The Fund’s policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.

     The Fund may not invest in all such companies or Approved Markets described in this Part A for reasons that include constraints imposed within Approved Markets, restrictions on purchases by foreigners and the Fund’s policy not to invest more than 25% of its assets in any one industry.

     Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others: (a) securities of companies organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Market equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Market securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Fund’s benchmark index.


     Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.


     In determining what countries are eligible markets for the Fund, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, FTSE International, Morgan Stanley Capital International, Citigroup and the Heritage Foundation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund.

     As of the date of this Part A, the Fund invests in the following countries that are designated as Approved Markets: Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Israel, Malaysia, Mexico, the Philippines, Poland, South Africa, South Korea, Taiwan, Thailand and Turkey. The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Fund and characteristics of each country’s markets. Countries that may be approved in the future include, but are not limited to, Argentina, Colombia, Egypt and Venezuela. In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.


     Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled


investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.

     To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited. In some Approved Markets, it will be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.

     The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Fund may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Fund may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve duplication of certain fees and expenses.

Portfolio Construction


     Even though a company’s stock may meet the Fund’s criterion for investment, it may not be included in the Fund for a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)). To this extent, there will be the exercise of discretion and consideration by the Advisor in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the Advisor will prepare lists of value stocks that are eligible for investment. Such lists will be revised no less than semi-annually.

     Securities will not be purchased or sold based on the prospects for the economy, the securities markets, or the individual issuers whose shares are eligible for purchase. Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general. Securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will be


purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of the Fund.


     For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts. However, the Fund generally does not hedge foreign currency risk. The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract. However, there can be no assurance that the Fund will be able in any particular case to do so, and if it cannot, the Fund may suffer a loss.


SECURITIES LOANS


     The Fund is authorized to lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of earning additional income. While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund. The value of securities loaned may not exceed 33S% of the value of the Fund’s total assets, which includes the value of collateral received. To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. government securities, which will be maintained by marking to market daily in an amount equal to at least (i) 100% of the current market value of the loaned securities with respect to securities of the U.S. government or its agencies, (ii) 102% of the current market value of the loaned securities with respect to U.S. securities, and (iii) 105% of the current market value of the loaned securities with respect to foreign securities. Subject to its stated investment policies, the Fund may invest the cash collateral received for the loaned securities in securities of the U.S. government or its agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies, and affiliated and unaffiliated registered and unregistered money market funds. For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities. In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest, or other distributions on the loaned securities. However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates. See Part B “TAXATION OF THE FUND—Complex Securities—Securities lending” for a further discussion of the tax consequences related to securities lending. The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur. In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value. See “PRINCIPAL RISKS—Securities Lending” for a discussion of the risks related to securities lending.


PRINCIPAL RISKS

Market Risk


     Even a long-term investment approach cannot guarantee a profit. Economic, political, and issuer specific events will cause the value of securities and the net asset value of the Fund’s shares to rise and fall. Because the value of an investment in the Fund will fluctuate, there is the risk that an investor will lose money.


Small Company Risk

     Securities of small companies are often less liquid than those of large companies. As a result, small company stocks may fluctuate relatively more in price.

Foreign Securities Risk


     The Fund invests in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political, and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls, or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund. Further, foreign issuers are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies.


     The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.

Emerging Markets Risk


     The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets. A number of emerging markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer-term holdings. While the Fund will invest only in markets


where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund’s investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchase of securities in that country. Such restrictions will be considered in relation to the Fund’s liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.


     Relative to the U.S. and to larger non-U.S. markets, many of the emerging markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity, and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

     In addition, many emerging markets, including most Latin American countries, have experienced substantial and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage commissions, custodial services, and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, possible liability to the purchaser.

     The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund’s portfolio securities in such markets may not be readily available. The Fund’s portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Directors of the Fund (the “Board”).

     Government involvement in the private sector varies in degree among the emerging markets contemplated for investment by the Fund. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls, or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will


not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures that could be detrimental to the investments of the Fund.


     Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the U.S., and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.


Foreign Currencies and Related Transactions

     Investments of the Fund will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund. The Fund may (but typically does not) purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and would enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of the Fund’s securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

Borrowing

     The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments. When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be “leveraging” and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged. The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

Derivatives

     Derivatives are securities, such as futures contracts, whose value is derived from that of other securities or indices. Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes. Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

     The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on the Fund’s uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The use of derivatives for non-hedging purposes may be considered more speculative than other types of investments. When the Fund uses derivatives for non-hedging purposes, the Fund will be directly exposed to the risks of that derivative. Gains or losses from derivative investments may be substantially greater than the derivative’s original cost.

Futures Contracts and Options on Futures

     The Fund may invest in index futures contracts and options on index futures. Index futures contracts and options on index futures are derivative securities. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures contracts and options on futures contracts.


     The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a commodity pool operator under the CEA.


Securities Lending

     The Fund may lend its portfolio securities to generate additional income. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. Securities lending may have certain potential adverse tax consequences. See “SECURITIES LOANS” for further information on securities lending.

MANAGEMENT OF THE FUND


     Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to the Fund. As such, the Advisor is responsible for the management of the Fund’s assets. The Fund is managed using a team approach. The investment team includes the Investment Committee of the Advisor, portfolio managers, and trading personnel.

     The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually. As of the date of this Part A, the Investment Committee has seven members. Investment strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment



Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types, and brokers.

     In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund, including running buy and sell programs based on the parameters established by the Investment Committee. Karen E. Umland is the portfolio manager that coordinates the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.


     Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been responsible for the international equity funds since 1998.


     Part B, the statement of additional information, provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.

     The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Securities transactions are placed with a view to obtaining the best price and execution of such transactions. The Advisor is authorized to pay a higher commission to a broker, dealer, or exchange member than another such organization might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization. A discussion regarding the basis for the Board approving the investment management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended April 30, 2009.

     In 2008, the fiscal year end for the Fund was changed from November 30 to October 31. For the fiscal period from December 1, 2007 to October 31, 2008, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.

     The Fund bears all of its own costs and expenses, including: services of its independent registered public accounting firm; legal counsel; brokerage fees; commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities; taxes; insurance premiums; costs incidental to meetings of its shareholders and directors; the cost of filing its registration statements under the federal securities laws and the cost of any filings required under state securities laws; reports to shareholders; and transfer and dividend disbursing agency, administrative services, and custodian fees.

     The Advisor has been engaged in the business of providing investment management services since May 1981. The Advisor is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation. As of August 31, 2009, assets under management of all Dimensional affiliated advisors totaled approximately $148 billion.


Consulting Services

     The Advisor has entered into a Consulting Services Agreement with Dimensional Fund Advisors Ltd. (“DFAL”) and DFA Australia Limited (“DFA Australia”), respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Fund. The Advisor controls DFAL and DFA Australia.

DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

     Dividends and Distributions. The Fund intends to qualify each year as a regulated investment company under the Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The policy of the Fund is to distribute substantially all of its net investment income quarterly (on a calendar basis) and any net realized capital gains in December of each year. The Fund may also make an additional dividend distribution from net investment income in October of each year.

     Shareholders of the Fund will automatically receive all income dividends and capital gain distributions in additional shares of the Fund at net asset value (as of the business date following the dividend record date) unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option—to receive income dividends in cash and capital gain distributions in additional shares at net asset value; (ii) Capital Gains Option—to receive capital gain distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option—to receive both income dividends and capital gain distributions in cash.

     Annual Statements. Every January, you will receive a statement that shows the tax status of distributions you received the previous calendar year. Distributions declared in December to shareholders of record in such month, but paid in January, are taxable as if they were paid in December.


     Avoid “Buying A Dividend.” If you are a taxable investor and invest in the Fund shortly before the record date of a taxable distribution, the distribution will lower the value of the Fund’s shares by the amount of the distribution and, in effect, you will receive some of your investment back in the form of a taxable distribution.


     Tax Considerations. Dividends and distributions paid to a qualified, tax-deferred retirement plan, such as a 401(k) plan, accumulate free of federal income taxes. In addition, the sale or redemption by a tax-deferred retirement plan of the Fund’s shares will not be subject to federal income taxes.

     In general, if you are a taxable investor, Fund distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash.

     For federal income tax purposes, Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares. With respect to taxable years of the Fund beginning before January 1, 2011, unless such provision is extended or made permanent, a portion of income dividends designated by the Fund may be qualified dividend income eligible for taxation by individual shareholders at long-term capital gain rates provided certain holding period requirements are met.

     The Fund may be subject to foreign withholding taxes on income from certain foreign securities. If more than 50% in value of the total assets of the Fund is invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, shareholders will be required to include in their gross income their pro rata share of these foreign taxes paid by the Fund and will be entitled either to deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.


     The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders who are subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two portfolios. Any loss incurred on sale or exchange of the Fund’s shares held for six months or less will be treated as a long-term capital loss to the extent of long-term capital gains distributed to you with respect to such shares.

     By law, the Fund is required to withhold 28% of taxable dividends, capital gain distributions, and redemption proceeds paid to shareholders who do not provide their proper taxpayer identification number and certain required certifications. You may avoid this withholding requirement by providing and certifying on the account registration form your correct taxpayer identification number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). The Fund must also withhold if the IRS instructs it to do so.


     In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund’s shares. Distributions of interest income realized from certain types of U.S. government securities may be exempt from state personal income taxes.


     Non-U.S. investors may be subject to U.S. withholding tax at a 30% or lower treaty rate and U.S. estate tax, and are subject to special U.S. tax certification requirements to avoid backup withholding and claim any treaty benefits. Exemptions from U.S. withholding tax are provided for capital gain dividends paid by the Fund from long-term capital gains and, with respect to taxable years of the Fund that begin before January 1, 2010 (sunset date), interest-related dividends paid by the Fund from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any such dividends and distributions of income and capital gains will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.



     This discussion of “Dividends, Capital Gain Distributions and Taxes” is not intended or written to be used as tax advice. Prospective investors should consult the Part B. Because everyone’s tax situation is unique, you should also consult your tax professional about federal, state, local, or foreign tax consequences before making an investment in the Fund.


PURCHASE OF SHARES

     Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly. However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.


     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing all of its investable assets in the Fund (the “Feeder Portfolio”). The Feeder Portfolio has a similar investment objective and investment policies and limitations as the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.


Cash Purchases


     Investors may purchase shares of the Fund by first contacting the Advisor at (888) 576-1167 or (512) 306-7400 to notify the Advisor of the proposed investment. All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the Advisor at (888) 576-1167 or (512) 306-7400 to notify the Advisor of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to PNC Bank, N.A., for the account of Dimensional Emerging Markets Value Fund Inc. Additional investments also may be made through the wire procedure by first notifying the Advisor. Investors who wish to purchase shares of the Fund by check should send their check to Dimensional Emerging Markets Value Fund Inc., c/o PNC Global Investment Servicing (U.S.) Inc., P.O. Box 8916, Wilmington, Delaware 19899-8916. Citibank, N.A. serves as custodian for the Fund.


     Payment of the total amount due should be made in U.S. dollars. However, subject to approval by the Advisor, payment may be made in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the applicant. Applicants settling in any currency other than U.S. dollars are advised that a delay in processing a purchase or redemption may occur to allow for currency conversion.

     Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions. No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases


     If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio, as described in this Part A, or as otherwise consistent with the Fund’s policies and procedures, or in exchange for local currencies in which such securities of the Fund are denominated. Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscriptions, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor.

     The Fund will not accept securities in exchange for shares of the Fund unless: (i) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (ii) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; and (iii) at the discretion of the Fund, the value of any such security (except U.S. government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction.

     A gain or loss for federal income tax purposes will generally be realized by investors who are subject to federal taxation upon the exchange, depending upon the cost of the securities or local currency exchanged. Investors interested in such exchanges should contact the Advisor. Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.


POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

     The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing. Short-term or excessive trading into and out of the Fund can disrupt portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

     In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the Fund’s net asset value

(called “arbitrage market timing”). Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.


     The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (formerly DFA Securities Inc.) (collectively, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Fund: (i) trade activity monitoring and purchase blocking procedures; and (ii) use of fair value pricing.

     The Fund, Dimensional and their agents monitor trades and flows of money in and out of the Fund from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy. The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers. The Fund, Dimensional, and their agents reserve the right to restrict, refuse, or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund. In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the interests of shareholders. For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence, or control.

     In addition to the Fund’s general ability to restrict potentially disruptive trading activity, as described above, the Fund also has adopted purchase blocking procedures. Under the Fund’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions in the Fund in any rolling 30 calendar day monitoring period (i.e., two “round trips”), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for 90 calendar days (a “purchase block”). If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional, or their agents. The Fund and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

     Under the Fund’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each transaction of less than $5,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds and non-U.S. investment companies that operate as fund of funds that the Fund or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional);



(iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor, or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments, and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions, and IRA recharacterizations; (vii) purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans. Notwithstanding the Fund’s purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).


     In addition, the purchase blocking procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.

     As of the date of this registration statement, the ability of the Fund and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Fund’s service providers. The Fund expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.

     In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Fund. These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. See the discussion under “VALUATION OF SHARES—Net Asset Value” for additional details regarding fair value pricing of the Fund’s securities.


     Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually, nor all of the procedures taken together, can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur. The Fund does not knowingly accommodate excessive or disruptive trading activities, including market timing.


VALUATION OF SHARES

Net Asset Value

     The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading. The net asset value per share of the Fund is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.


     The value of the shares of the Fund will fluctuate in relation to its own investment experience. Securities held by the Fund will be valued in accordance with applicable laws and procedures adopted by the Board, and generally, as described below.


     Securities held by the Fund (including over-the-counter securities) are valued at the last quoted sale price of the day. Securities held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Fund values the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Fund, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

     To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily. Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities. Securities that are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market.


     The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

     As of the date of this registration statement, the Fund will also fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (normally, 1:00 p.m. PT) and the time that the net asset value of the Fund is computed. Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Fund utilizes data furnished by an independent pricing


16


service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of the Fund. When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. The Board monitors the operation of the method used to fair value price the Fund’s foreign investments.


     Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.


     The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the Fund owns securities that are primarily listed on foreign exchanges that may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

      Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment, and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market that require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.


     Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

     Provided that PNC Global Investment Servicing (U.S.) Inc., the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s Account Registration Form in good order and the custodian has received the investor’s payment, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of the investor’s funds by the custodian. “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form, and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests,

17

also in writing, no later than the close of regular trading on the NYSE (normally, 1:00 p.m. PT) on the day of the purchase. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled. The Fund also may prohibit or restrict the manner in which such purchaser may place further orders. No reimbursement fee or sales charge is imposed on purchases.

EXCHANGE OF SHARES


     There is no exchange privilege between the Fund and the series of The DFA Investment Trust Company or any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.


REDEMPTION OF SHARES

     Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures


     Investors who desire to redeem shares of the Fund must first contact the Advisor at the telephone number shown under “PURCHASE OF SHARES.” The Fund will redeem shares at the net asset value of such shares next determined, either: (i) after receipt by the Fund’s Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (ii) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent. “Good order” means that the request to redeem shares must include all necessary documentation, to be received in writing by the Advisor no later than the close of regular trading on the NYSE (normally, 1:00 p.m. PT), including but not limited to: the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, proof of authority.


     Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form. The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense. If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account. The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders. No fee is charged by the Fund for redemptions. The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. (See "PURCHASE OF SHARES.").

18

 In the interests of economy and convenience, certificates for shares are not issued.

     Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to ten days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Small Accounts

     The Fund reserves the right to redeem an account if the value of the shares in the Fund is $500 or less because of redemptions. Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days before the redemption date. The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date. This right to redeem small accounts applies to accounts established with the Fund’s transfer agent.

     The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.

In-Kind Redemptions

     When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash. Such distributions will be made in accordance with the federal securities laws and regulations governing mutual funds. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

DISCLOSURE OF PORTFOLIO HOLDINGS


     The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, http://www.dimensional.com, which is accessible by shareholders, within 20 days after the end of each month. The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s website, which is accessible by shareholders, two months following the month-end or more


19


frequently and at different periods when authorized in accordance with the Fund’s policies and procedures. Please consult Part B, the statement of additional information, for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.


SERVICE PROVIDERS

Investment Advisor DIMENSIONAL FUND ADVISORS LP 6300 Bee Cave Road, Building One Austin, TX 78746 Tel. No. (512) 306-7400 Custodian CITIBANK, N.A. 111 Wall Street New York, NY 10005

Transfer and Dividend Disbursing Agent
PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.
301 Bellevue Parkway
Wilmington, DE 19809

Legal Counsel
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098

Independent Registered Public Accounting Firm PRICEWATERHOUSECOOPERS LLP Two Commerce Square Suite 1700 2001 Market Street Philadelphia, PA 19103-7042

20

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

6300 Bee Cave Road, Building One, Austin TX, 78746
Telephone: (512) 306-7400

PART B

STATEMENT OF ADDITIONAL INFORMATION

 September 15, 2009

     This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated September 15, 2009 (“Part A”). A free copy of the Fund’s Part A, annual and semi-annual reports to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the Fund’s annual and semi-annual reports to shareholders is incorporated by reference into this statement of additional information.



FUND CHARACTERISTICS AND POLICIES

     The following information supplements the information set forth in Part A. Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.

     Dimensional Emerging Markets Value Fund Inc. is a diversified, open-end management investment company. The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.


     It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and certain requirements of the 1940 Act regulating dealings between affiliates might become applicable.


BROKERAGE COMMISSIONS


     In 2008, the fiscal year end for the Fund was changed from November 30 to October 31. For the fiscal period ending October 31, 2008, and the fiscal years ending November 30, 2007 and 2006, the Fund paid brokerage commissions of $2,557,695, $3,742,311, and $4,533,467, respectively.

     Portfolio transactions will be placed with a view to receiving the best price and execution. The Fund will seek to acquire and dispose of securities in a manner that would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that the brokers’ trading has on the market prices of the securities in which the Fund invests. The Advisor also checks the rates of commissions being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries, and general economic and financial trends, and other research services.

     Subject to obtaining best price and execution, transactions may be placed with brokers that have assisted in the sale of Fund shares. The Advisor, however, pursuant to policies and procedures approved by the Board of Directors of the Fund (the “Board”), is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.

     The Advisor believes that it needs maximum flexibility to effect trades on a best execution basis. As deemed appropriate, the Advisor places buy and sell orders for the Fund with various brokerage firms that may act as principal or agent. The Advisor may also make use of direct market access and algorithmic, program, or electronic trading methods. The Advisor


1


may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor’s execution strategies.

      During the fiscal period ended October 31, 2008, the Fund paid brokerage commissions of $198,986 for securities transactions valued at $395,958,444 to brokers that provided market price monitoring services, market studies and research services.



     The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer, or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.

      The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act). The Fund did not purchase securities of its regular brokers or dealers (or securities of the broker’s or dealer’s parent company) during the fiscal period ended October 31, 2008.


INVESTMENT LIMITATIONS


     The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund. A “majority” is defined as the lesser of: (i) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.


The Fund will not:

(1)	borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC;
(2)	make loans, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC; provided that in no event shall the Fund be permitted to make a loan to a natural person;
(3)	purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in

2

transactions in real estate or interests therein; and (ii) purchasing or selling real estate mortgage loans;
(4)	purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (i) engaging in transactions involving currencies and futures contracts and options thereon; or (ii) investing in securities or other instruments that are secured by physical commodities;
(5)	purchase the securities of any one issuer, if immediately after such investment, the Fund would not qualify as a "diversified company" as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;
(6)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;
(7)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry; or
(8)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the 1940 Act.



     For purposes of the investment limitation described in (1) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. Additionally, with respect to the investment limitation described in (1) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund.

     Although the investment limitation described in (2) above prohibits loans, the Fund is authorized to lend portfolio securities.

     The Fund is required to operate in accordance with the SEC staff’s current position on illiquid securities, which limits investments in illiquid securities to 15% of a fund’s net assets. Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e., restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is determined that a liquid market does exist, the securities will not be subject to the Fund’s 15% limitation on holdings of illiquid securities. While maintaining oversight, the Board has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board and the Advisor will continue to monitor the liquidity of Rule 144A securities.




     Notwithstanding any of the above investment limitations, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets if such subsidiaries or vehicles are required by local laws or regulations


3


governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable. The Fund would “look through” any such vehicle or subsidiary to determine compliance with its investment limitations.



     Unless otherwise indicated, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken.


FUTURES CONTRACTS


     The Fund may enter into futures contracts and options on future contracts to gain market exposure on the Fund’s uninvested cash pending investments in securities and to maintain liquidity to pay redemptions.

      Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Fund will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange and FCMs may establish margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial account of the Fund. Variation margin payments may be made to and from the futures broker for as long as the contract remains open. The Fund expects to earn income on its margin deposits. The Fund intends to limit its futures-related investment activity so that, other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) General Regulations Section): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation); or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Fund has entered into. Pursuant to published positions of the Securities and Exchange Commission (the “SEC”) and interpretations of the staff of the SEC, the Fund (or its custodian) is required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable interpretations, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts. These requirements


4

are designed to limit the amount of leverage the Fund may use by entering into futures transactions.

     Positions in futures contracts may be closed out only on an exchange that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would be required to continue to make variation margin deposits. In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

FORWARD FOREIGN CURRENCY TRANSACTIONS


     The Fund may acquire and sell forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign currency exchange rates. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or by entering into forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.


     The Fund may enter into a forward contract in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency. In addition, the Fund may, from time to time, enter into a forward contract to transfer balances from one currency to another currency.

CASH MANAGEMENT PRACTICES


     The Fund engages in cash management practices in order to earn income on uncommitted cash balances. Generally, cash is uncommitted pending investment in other securities, payment of redemptions, or in other circumstances where the Advisor believes liquidity is necessary or desirable. For example, cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.

     Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase agreements. In addition, the Fund may invest a portion of its assets, ordinarily not more than 10%, in money market instruments, highly liquid debt securities, freely convertible currencies, index futures contracts and options thereon, and affiliated and unaffiliated registered and unregistered money market funds (which may involve


5

duplication of certain fees and expenses). The 10% guideline is not an absolute limitation but the Fund does not expect to exceed this guideline under normal circumstances.

     With respect to the Fund’s investment in repurchase agreements, in the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

CONVERTIBLE DEBENTURES


     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S. companies organized in Approved Markets. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed income stream (generally higher in yield than the income derived from a common stock but lower than that afforded by a non-convertible debenture), a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible debentures tend to trade increasingly on a yield basis and, therefore, may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield, the Fund may be required to pay for a convertible debenture an amount in excess of the value of the underlying common stock. Common stock acquired by the Fund upon conversion of a convertible debenture will generally be held for so long as the Advisor anticipates such stock will provide the Fund with opportunities that are consistent with the Fund’s investment objective and policies.


EXCHANGE TRADED FUNDS


     The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity. An ETF is an investment company whose goal is to track or replicate a desired index, such as a sector, market or global segment. ETFs are passively managed, and traded similar to a publicly traded company. The risks and costs of investing in ETFs are comparable to investing in a publicly traded company. The goal of an ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index. The risk of not correlating to the index is an additional risk to the investors of ETFs. When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.


6

DIRECTORS AND OFFICERS

Directors


     The Board is responsible for establishing Fund policies and for overseeing the management of the Fund. The Directors of the Fund, including all of the disinterested Directors, have adopted written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board has three standing committees, an Audit Committee, a Nominating Committee, and a Portfolio Performance and Service Review Committee (the “Performance Committee”). The Board’s Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson, and Abbie J. Smith. Each member of the Audit Committee is a disinterested Director. The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof, and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Fund’s independent registered public accounting firm and acts as a liaison between the Fund’s independent registered public accounting firm and the full Board. There were three Audit Committee meetings for the Fund held during the fiscal period ended October 31, 2008.

     The Board’s Nominating Committee is comprised of George M. Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes, and Abbie J. Smith. Each member of the Nominating Committee is a disinterested Director. The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full Board. The Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers. The Board established the Nominating Committee as of September 2008; there was one Nominating Committee meeting held for the Fund during the fiscal period ended October 31, 2008.

     The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members. A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that: (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Fund’s outstanding shares; and (ii) has owned such shares for 12 months or more prior to submitting the recommendation to the Committee. Such recommendations shall be directed to the Secretary of the Fund at 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Qualifying Fund Shareholder’s letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of the Fund that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae. The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Committee also may seek such additional


7

information about the nominee as the Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.


     The Board’s Performance Committee is comprised of George M. Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes, and Abbie J. Smith. Each member of the Fund’s Performance Committee is a disinterested Director. The Performance Committee regularly reviews and monitors the investment performance of the Fund, and reviews the performance of the Fund’s service providers. There were five Performance Committee meetings for the Fund held during the fiscal period ended October 31, 2008.


     Certain biographical information for each disinterested Director and each interested Director of the Fund is set forth in the tables below, including a description of each Director’s experience as a Director of the Fund and as a director or trustee of other funds, as well as other recent professional experience.


Disinterested Directors

		Term of		Portfolios
		Office[1]		within the	Other
		and		DFA Fund	Directorships of
Name, Address and		Length of		Complex[2]	Public
Age	Position	Service	Principal Occupation During Past 5 Years	Overseen	Companies Held
George M.	Director	Since	Leo Melamed Professor of Finance, University of	89 portfolios	None
Constantinides		1993	Chicago Booth School of Business.	in 4
University of				investment
Chicago Booth				companies
School of Business
5807 S. Woodlawn
Avenue
Chicago, IL 60637
Age: 61
John P. Gould	Director	Since	Steven G. Rothmeier Distinguished Service	89 portfolios	Trustee, Harbor
University of		1993	Professor of Economics, University of Chicago	in 4	Fund (registered
Chicago Booth			Booth School of Business (since 1965). Member of	investment	investment
School of Business			the Board of Milwaukee Insurance Company (since	companies	company) (27
5807 S. Woodlawn			1997). Member and Chair, Competitive Markets		Portfolios) (since
Avenue			Advisory Council, Chicago Mercantile Exchange		1994).
Chicago, IL 60637			(futures trading exchange) (since 2004). Formerly,
Age: 70			Director of UNext Inc. (1999-2006). Formerly,
Senior Vice President, Lexecon Inc. (economics,
law, strategy, and finance consulting) (1994-2004).
Roger G. Ibbotson	Director	Since	Professor in Practice of Finance, Yale School of	89 portfolios	None
Yale School of		1993	Management (since 1984). Director, BIRR Portfolio	in 4
Management			Analysis, Inc. (software products) (since 1990).	investment
P.O. Box 208200,			Consultant to Morningstar, Inc. (since 2006).	companies
135 Prospect Street			Chairman, CIO and Partner, Zebra Capital
New Haven, CT			Management, LLC (hedge fund manager) (since
06520			2001). Formerly, Chairman, Ibbotson Associates,
Age: 66			Inc., Chicago, IL (software, data, publishing and
consulting) (1977-2006).

8


		Term of		Portfolios
		Office[1]		within the	Other
		and		DFA Fund	Directorships of
Name, Address and		Length of		Complex[2]	Public
Age	Position	Service	Principal Occupation During Past 5 Years	Overseen	Companies Held
Robert C. Merton	Director	Since 2003	John and Natty McArthur University Professor,	89 portfolios	Director, Vical
Harvard Business			Graduate School of Business Administration,	in 4	Incorporated
School			Harvard University (since 1998). Director, MFRisk,	investment	(biopharma-
353 Baker Library			Inc. (risk management software) (since 2001).	companies	ceutical product
Soldiers Field			Director, Peninsula Banking Group (bank) (since		development)
Boston, MA 02163			2003). Director, Community First Financial Group		(since 2002).
Age: 64			(bank holding company) (since 2003). Member,
Competitive Markets Advisory Council, Chicago
Mercantile Exchange (futures trading exchange)
(since 2004). Chairman and Director, Daedalus
Software (medical software) (since 2008). Formerly,
Advisory Board Member, Alpha Simplex Group
(hedge fund) (2001-2007). Formerly, Co-founder,
Chief Science Officer and Director, Trinsum Group,
a successor to Integrated Finance Limited
(investment banking advice and strategic consulting)
(2002-2008).
Myron S. Scholes	Director	Since 1993	Frank E. Buck Professor Emeritus of Finance,	89 portfolios	Director,
Platinum Grove			Stanford University (since 1981). Chairman,	in 4	American Century
Asset Management,			Platinum Grove Asset Management L.P. (hedge	investment	Fund Complex
L.P. Reckson			fund) (formerly, Oak Hill Platinum Partners) (since	companies	(registered
Executive Park			1999). Formerly, Managing Partner, Oak Hill		investment
1100 King Street,			Capital Management (private equity firm) (until		companies) (37
Building 4			2004). Formerly, Director, Chicago Mercantile		Portfolios) (since
Rye Brook,			Exchange (2001-2008).		1981).
NY 10573
Age: 67
Abbie J. Smith	Director	Since 2000	Boris and Irene Stern Professor of Accounting,	89 portfolios	Director, HNI
University of			University of Chicago Booth School of Business	in 4	Corporation
Chicago Booth			(since 1980); Co-Director Investment Research,	investment	(formerly known
School of Business			Fundamental Investment Advisors (hedge fund)	companies	as HON Industries
5807 S. Woodlawn			(since 2008).		Inc.) (office
Avenue					furniture) (since
Chicago, IL 60637					2000) and
Age: 55					Director, Ryder
System, Inc.
(transportation,
logistics and
supply-chain
management)
(since 2003); and
Director/Trustee,
UBS Funds (fund
complex) (55
portfolios) (since
2008).

9

Interested Directors

     The following Interested Directors are described as such because they are deemed to be “interested persons,” as that term is defined under the 1940 Act, due to their positions with the Advisor.


		Term of		Portfolios
		Office[1]		within the
		and		DFA Fund	Other Directorships
Name, Address		Length of		Complex[2]	of Public Companies
and Age	Position	Service	Principal Occupation During Past 5 Years	Overseen	Held
David G. Booth	Chairman,	Since 1993	Chairman, Director/Trustee, President, Chief	89 portfolios	None
6300 Bee Cave	Director,		Executive Officer and, formerly, Chief Investment	in 4
Road, Building	President		Officer (2003 to 3/30/2007) of the following	investment
One	and Chief		companies: Dimensional Fund Advisors LP, DFA	companies
Austin, TX	Executive		Securities LLC, the Fund, DFA Investment
78746	Officer		Dimensions Group Inc., Dimensional Investment
Age: 62			Group Inc., and The DFA Investment Trust
Company. Chairman, Director, President and Chief
Executive Officer of Dimensional Holdings Inc. and
formerly Chief Investment Officer. Director of
Dimensional Fund Advisors Ltd. and formerly, Chief
Investment Officer. Director of DFA Australia
Limited and formerly, President and Chief Investment
Officer. Formerly, Director of Dimensional Funds
PLC. Limited Partner, Oak Hill Partners (since 2001)
and VSC Investors, LLC (since 2007). Trustee,
University of Chicago Booth School of Business.
Formerly, Director, SA Funds (registered investment
company). Chairman, Director and Chief Executive
Officer of Dimensional Fund Advisors Canada ULC.
Eduardo A.	Director,	Since 2009	Chief Investment Officer (beginning March 2007)	89 portfolios	None
Repetto	Vice		and Vice President of Dimensional Fund Advisors	in 4
6300 Bee Cave	President		LP, Dimensional Holdings Inc., DFA Securities LLC,	investment
Road,	and Chief		the Fund, DFA Investment Dimensions Group Inc.,	companies
Building One	Investment		Dimensional Investment Group Inc., The DFA
Austin, TX	Officer		Investment Trust Company, DFA Australia Limited,
78746			Dimensional Fund Advisors Ltd., and Dimensional
Age: 42			Fund Advisors Canada Inc. Formerly, Research
Associate for Dimensional Fund Advisors LP (June
2000 to April 2002).
1	Each Director holds office for an indefinite term until his or her successor is elected and qualified.
2	Each Director is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which are: the Fund; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and The DFA Investment Trust Company. Each disinterested Director also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.

     Information relating to each Director’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2008 is set forth in the chart below.


Aggregate Dollar Range of
Shares Owned in All Funds
Name	Dollar Range of Fund Shares Owned	Overseen by Director in
Family of Investment
Companies
Disinterested Directors:
George M. Constantinides	None	None Directly; Over
$100,000 in Simulated

10

Funds**
John P. Gould	None	None Directly; Over
$100,000 in Simulated
Funds**
Roger G. Ibbotson	None	Over $100,000; Over
$100,000 in Simulated
Funds**
Robert C. Merton	None	None Directly; Over
$100,000 in Simulated
Funds**
Myron S. Scholes	None	$10,001-$50,000;
Over $100,000 in Simulated
Funds**
Abbie J. Smith	None	None Directly; Over
$100,000 in Simulated
Funds**
Interested Directors:
David G. Booth	None	Over $100,000
Eduardo A. Repetto	None	Over $100,000

** As discussed below, the compensation to certain of the disinterested Directors may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds. Thus, the disinterested Directors who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the disinterested Directors do not directly own shares of the DFA Funds.


     Set forth below is a table listing, for each Director entitled to receive compensation, the compensation received from the Fund during the fiscal period from December 1, 2007 to October 31, 2008 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor during that same fiscal period. The table also provides the compensation paid by the Fund to the Fund’s Chief Compliance Officer for the fiscal period from December 1, 2007 to October 31, 2008.


				Total
		Pension or		Compensation
		Retirement	Estimated	from Funds and
	Aggregate	Benefits as	Annual Benefit	DFA Fund
	Compensation	Part of	upon	Complex Paid to
Name and Position	from the Fund*	Expenses	Retirement	Directors†

George M. Constantinides	$6,720	N/A	N/A	$150,000
Director

John P. Gould	$6,720	N/A	N/A	$150,000
Director

Roger G. Ibbotson	$7,167	N/A	N/A	$160,000
Director

Robert C. Merton	$6,720	N/A	N/A	$150,000
Director

Myron S. Scholes	$6,720	N/A	N/A	$150,000
Director

11

Abbie J. Smith	$6,720	N/A	N/A	$150,000
Director

Christopher S. Crossan	$13,586	N/A	N/A	N/A
Chief Compliance Officer

  The term DFA Fund Complex refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.


  Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Directors of the Fund may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds” or “Simulated Funds”). The amounts ultimately received by the disinterested Directors under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Director or to pay any particular level of compensation to the disinterested Director. The total amount of deferred compensation accrued by the disinterested Directors from the DFA Fund Complex who participated in the Plan during the eleven-month period ended October 31, 2008 is as follows: $160,000 (Mr. Ibbotson), $150,000 (Mr. Scholes) and $150,000 (Ms. Smith). A disinterested Director’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Director’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Director has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers


     Below is the name, age, and information regarding positions with the Fund and the principal occupation for each officer of the Fund. The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746. Each of the officers listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors LP, Dimensional Holdings Inc., DFA Securities LLC, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and the Fund (collectively, the “DFA Entities”).


Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
April A. Aandal	Vice President and	Since 2008	Vice President of all the DFA Entities. Chief Learning Officer
Age: 46	Chief Learning Officer		of Dimensional Fund Advisors LP (since September 2008).
Formerly Regional Director of Dimensional Fund Advisors LP
(2004-2008); Vice President of Professional Development at
Assante Asset Management (1997-2004)
Darryl D. Avery	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, institutional
Age: 42			client service representative of Dimensional Fund Advisors LP
(June 2002 to January 2005).
Arthur H. Barlow	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President
Age: 53			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Scott A. Bosworth	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 40			Dimensional Fund Advisors LP (since November 1997).
Valerie A. Brown	Vice President and	Since 2001	Vice President and Assistant Secretary of all the DFA Entities,
Age: 42	Assistant Secretary		DFA Australia Limited, Dimensional Fund Advisors Ltd., and
Dimensional Fund Advisors Canada ULC.
David P. Butler	Vice President	Since 2007	Vice President of all the DFA Entities. Director of Global
Age: 44			Financial Advisor Services of Dimensional Fund Advisors LP
(since 2008). Formerly, Director US Financial Advisor Services
of Dimensional Fund Advisors LP (since January 2005).

12

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Patrick E. Carter	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 47			Dimensional Fund Advisors LP (since March 2006). Formerly,
Director of Merrill Lynch Retirement Group (December 1998 to
March 2006).
Joseph H. Chi	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 42			Dimensional Fund Advisors LP (since October 2005). Prior to
October 2005, Corporate Counsel at Hewitt Associates (July
2002 – August 2005)
Stephen A. Clark	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio
Age: 36			Manager of Dimensional Fund Advisors LP (April 2001 to April
2004).
Robert P. Cornell	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 59			Financial Services Group of Dimensional Fund Advisors LP
(since August 1993).
Christopher S. Crossan	Vice President and	Since 2004	Vice President and Chief Compliance Officer of all the DFA
Age: 43	Chief Compliance		Entities.
Officer
James L. Davis	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President
Age: 52			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Robert T. Deere	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia
Age: 51			Limited.
Robert W. Dintzner	Vice President	Since 2001	Vice President of all the DFA Entities.
Age: 38
Kenneth Elmgren	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Managing
Age: 54			Principal of Beverly Capital (May 2004 to September 2006).
Richard A. Eustice	Vice President and	Since 1998	Vice President and Assistant Secretary of all the DFA Entities
Age: 43	Assistant Secretary		and DFA Australia Limited. Chief Operating Officer of
Dimensional Fund Advisors Ltd. (since July 2008). Formerly,
Vice President of Dimensional Fund Advisors Ltd.
Eugene F. Fama, Jr.	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President
Age: 48			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Gretchen A. Flicker	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 37			institutional client service representative of Dimensional Fund
Advisors LP.
Jed S. Fogdall	Vice President	Since 2008	Vice President of all the DFA Entities. Portfolio Manager for
Age: 34			Dimensional Fund Advisors LP (since September 2004). Prior to
September 2004, Staff Engineer at The Boeing Company (1997-
2004).
Glenn S. Freed	Vice President	Since 2001	Vice President of all the DFA Entities.
Age: 47
Jeremy P. Freeman	Vice President	Since 2009	Vice President of all the DFA Entities. Senior Technology
Age: 38			Manager for Dimensional Fund Advisors LP (since June 2006).
Formerly, Principal at AIM Investments/Amvescap PLC (now
Invesco) (June 1998 – June 2006).
Mark R. Gochnour	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 41			Dimensional Fund Advisors LP.
Henry F. Gray	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President
Age: 41			of DFA Australia Limited.
John T. Gray	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional
Age: 34			Director of Dimensional Fund Advisors LP (January 2005 to
February 2007).
Darla M. Hastings	Vice President	Since 2007	Vice President of all the DFA Entities. Chief Marketing Officer
Age: 53			of Dimensional Fund Advisors LP. Formerly, Senior Vice
President, Customer Experience for Benchmark Assisted Living
(May 2005 to April 2006); Executive Vice President and Chief
Marketing Officer of State Street Corporation (September 2001
to October 2005).
Joel H. Hefner	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 41			Dimensional Fund Advisors LP (since June 1998).

13

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Julie C. Henderson	Vice President and Fund	Since 2005	Vice President and Fund Controller of all the DFA Entities.
Age: 34	Controller		Formerly, Senior Manager at PricewaterhouseCoopers LLP (July
1996 to April 2005).
Kevin B. Hight	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Regional
Age: 41			Director of Dimensional Fund Advisors LP (March 2003 to
March 2005).
Christine W. Ho	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 41			Assistant Controller of Dimensional Fund Advisors LP.
Jeff J. Jeon	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 35			Counsel of Dimensional Fund Advisors LP.
Patrick M. Keating	Vice President	Since 2003	Vice President of all the DFA Entities and Chief Operating
Age: 54			Officer of Dimensional Fund Advisors LP. Director, Vice
President, and Chief Privacy Officer of Dimensional Fund
Advisors Canada ULC. Director of DFA Australia Limited.
Joseph F. Kolerich	Vice President	Since 2004	Vice President of all the DFA Entities. Portfolio Manager for
Age: 37			Dimensional Fund Advisors LP (since April 2001).
Michael F. Lane	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Vice President
Age: 41			of Advisor Services at TIAA-CREF (July 2001 to September
2004).
Kristina M. LaRusso	Vice President	Since 2006	Vice President of all DFA Entities. Formerly, Operations
Age: 33			Supervisor of Dimensional Fund Advisors LP (March 2003 to
December 2006).
Inmoo Lee	Vice President	Since 2007	Vice President of all DFA Entities. Associate Professor,
Age: 42			Department of Finance and Accounting, Business School,
National University of Singapore (7/2004 - present) Associate
Professor, College of Business Administration, Korea University
(9/2001 - 5/2006).
Juliet H. Lee	Vice President	Since 2005	Vice President of all the DFA Entities. Human Resources
Age: 38			Manager of Dimensional Fund Advisors LP (since January
2004).
Apollo D. Lupesco	Vice President	Since 2009	Vice President of all the DFA Entities. Regional Director for
Age: 39			Dimensional Fund Advisors LP (since February 2004).
Aaron M. Marcus	Vice President and	Since 2008	Vice President and Head of Global Human Resources of
Age: 38	Head of Global Human		Dimensional Fund Advisors LP. Formerly, Global Head of
	Resources		Recruiting and Vice President of Goldman Sachs & Co. (June
2006 to January 2008); Global Co-Head of HR of the Equities &
FICC Division, and Vice President of Goldman Sachs & Co.
(May 2005 to May 2006); Head of Americas Campus Recruiting
and Vice President of Goldman Sachs & Co. (April 2003 to May
2005).
David R. Martin	Vice President, Chief	Since 2007	Vice President, Chief Financial Officer and Treasurer of
Age: 52	Financial Officer and		Dimensional Fund Advisors LP. Director, Vice President, Chief
	Treasurer		Financial Officer and Treasurer of Dimensional Fund Advisors
Ltd. and DFA Australia Limited. Chief Financial Officer,
Treasurer, and Vice President of Dimensional Fund Advisors
Canada ULC. Director of Dimensional Funds PLC and
Dimensional Funds II PLC. Formerly, Executive Vice President
and Chief Financial Officer of Janus Capital Group Inc. (June
2005 to March 2007); Senior Vice President of Finance at
Charles Schwab & Co., Inc. (March 1999 to May 2005).
Catherine L. Newell	Vice President and	Vice	Vice President and Secretary of all the DFA Entities. Director,
Age: 44	Secretary	President	Vice President and Secretary of DFA Australia Limited.
		since 1997	Director, Vice President and Secretary of Dimensional Fund
		and	Advisors Ltd. (since February 2002, April 1997, and May 2002,
		Secretary	respectively). Vice President and Secretary of Dimensional Fund
		since 2000	Advisors Canada ULC. Director of Dimensional Funds PLC and
Dimensional Funds II PLC (since 2002 and 2006, respectively).
Formerly, Assistant Secretary of all DFA Entities, DFA Australia
Limited and Dimensional Fund Advisors Ltd.

14

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Christian Newton	Vice President	Since 2009	Vice President of all the DFA Entities. Web Services Manager
Age: 33			for Dimensional Fund Advisors LP (since January 2008).
Formerly, Design Manager (2005 – 2008) and Web Developer
(2002 – 2005) of Dimensional Fund Advisors LP.
Gerard K. O’Reilly	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Research
Age: 32			Associate of Dimensional Fund Advisors LP (2004 to 2006);
Research Assistant in PhD program, Aeronautics Department
California Institute of Technology (1998 to 2004).
Daniel C. Ong	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 35			Dimensional Fund Advisors LP (since July 2005). Prior to 2005,
Graduate Student at the University of Chicago Booth School of
Business (2003-2005).
Carmen Palafox	Vice President	Since 2006	Vice President of all the DFA Entities. Operations Manager of
Age: 34			Dimensional Fund Advisors LP (since May 1996).
Sonya K. Park	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional
Age: 36			client service representative of Dimensional Fund Advisors LP
(February 2002 to January 2005).
David A. Plecha	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited
Age: 47			and Dimensional Fund Advisors Ltd.
Theodore W. Randall	Vice President	Since 2008	Vice President of all the DFA Entities. Formerly, Research
Age: 35			Associate of Dimensional Fund Advisors LP (2006 to 2008);
Systems Developer of Dimensional Fund Advisors LP (2001 to
2006).
L. Jacobo Rodríguez	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional
Age: 37			client service representative of Dimensional Fund Advisors LP
(August 2004 to July 2005); Financial Services Analyst, Cato
Institute (September 2001 to June 2004); Book Review Editor,
Cato Journal, Cato Institute (May 1996 to June 2004).
David E. Schneider	Vice President	Since 2001	Vice President of all the DFA Entities. Director of Institutional
Age: 63			Services.
Bruce A. Simmons	Vice President	Since 2009	Vice President of all the DFA Entities. Investment Operations
Age: 44			Manager for Dimensional Fund Advisors LP (since May 2007).
Formerly, Vice President Client and Fund Reporting at Mellon
Financial (September 2005 – May 2007); Vice President
Business Development at CUADPRO Marketing (July 2003 –
September 2005).
Ted R. Simpson	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 40			Dimensional Fund Advisors (since December 2002).
Bryce D. Skaff	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional
Age: 34			Director of Dimensional Fund Advisors (December 1999 to
January 2007).
Grady M. Smith	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio
Age: 52			Manager of Dimensional Fund Advisors LP (August 2001 to
April 2004).
Carl G. Snyder	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President
Age: 45			of DFA Australia Limited.
Lawrence R. Spieth	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 61			Regional Director of Dimensional Fund Advisors LP.
Bradley G. Steiman	Vice President	Since 2004	Vice President of all the DFA Entities and Director and Vice
Age: 35			President of Dimensional Fund Advisors Canada ULC.
Robert C. Trotter	Vice President	Since 2009	Vice President of all the DFA Entities. Senior Manager
Age: 50			Technology for Dimensional Fund Advisors LP (since March
2007). Formerly, Director of Technology at AMVESCAP (2002
– 2007).
Karen E. Umland	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited,
Age: 42			Dimensional Fund Advisors Ltd., and Dimensional Fund
Advisors Canada ULC.

15

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Sunil Wahal	Vice President	Since 2009	Vice President of all the DFA Entities. Formerly, Research
Age: 42			Associate for Dimensional Fund Advisors LP (July 2008 –
January 2009); Consultant to Dimensional Fund Advisors LP
(September 2005 – July 2008); Jack D. Furst Professor of
Finance at Arizona State University, WP Carey School of
Business (July 2005 – July 2008); Associate Professor of Finance
at Goizueta Business School, Emory University (1997 – 2005).
Brian J. Walsh	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 39			Dimensional Fund Advisors LP (since 2004). Formerly, Trader
for Dimensional Fund Advisors LP (1997-2004).
Carol W. Wardlaw	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 50			Regional Director of Dimensional Fund Advisors LP.
Weston J. Wellington	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President
Age: 57			of DFA Australia Limited.
Daniel M. Wheeler	Vice President	Since 2001	Vice President of all the DFA Entities. Previously, Director of
Age: 63			Global Financial Advisor Services of Dimensional Fund
Advisors LP. Director of Dimensional Fund Advisors Ltd. (since
October 2003) and President of Dimensional Fund Advisors
Canada ULC. (since June 2003).
Ryan J. Wiley	Vice President	Since 2007	Vice President of all the DFA Entities. Senior Trader of
Age: 32			Dimensional Fund Advisors LP. Formerly, Portfolio Manager
(2006 to 2007) and Trader (2001 to 2006).
Paul E. Wise	Vice President	Since 2005	Vice President of all the DFA Entities. Chief Technology Officer
Age: 53			for Dimensional Fund Advisors LP (since 2004). Formerly,
Principal of Turnbuckle Management Group (January 2002 to
August 2004).
[1]	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.

     As of July 31, 2009, directors and officers as a group own less than 1% of the Fund’s outstanding stock.


SERVICES TO THE FUND

Administrative Services


     PNC Global Investment Servicing (U.S.) Inc. (“PNC Global”), 301 Bellevue Parkway, Wilmington, DE 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PNC Global are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Fund’s custodian, and transfer and dividend disbursing agency services. For the administrative and accounting services provided by PNC Global, the Fund pays PNC Global annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the Fund Complex, which includes four registered investment companies and a group trust. The fee schedule is set forth in the table below:


.0110% of the Fund Complex’s first $50 billion of average net assets;
..0085% of the Fund Complex’s next $25 billion of average net assets; and

.0075% of the Fund Complex’s average net assets in excess of $75 billion.

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the aggregate net assets of the Fund Complex.

     The Fund is also subject to a monthly base fee of $2,083. In addition, the Fund pays separate fees to PNC Global with respect to the services PNC Global provides as transfer agent and dividend disbursing agent of the Fund.

Custodian

     Citibank, N.A., 111 Wall Street, New York, New York, 10005, the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.

Distributor


     The Fund’s shares are distributed by DFA Securities LLC (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority. The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, CA 90401.


     DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares. Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered. No sales charges are paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Legal Counsel


     Stradley, Ronon, Stevens & Young, LLP serves as legal counsel to the Fund. Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.


Independent Registered Public Accounting Firm

     PricewaterhouseCoopers LLP (“PwC”) is the independent registered public accounting firm to the Fund and audits the annual financial statements of the Fund. The address of PwC is Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042.

ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund. For the fiscal period from December 1, 2007 to October 31, 2008 and the


fiscal years ending November 30, 2007 and 2006, the Fund paid management fees to the Advisor for its services of $6,904,000, $6,669,000, and $3,397,000, respectively. David G. Booth and Rex A. Sinquefield, directors and/or officers of the Advisor and shareholders of the outstanding voting stock of the Advisor’s general partner, may be considered controlling persons of the Advisor. Mr. Booth also serves as Director and officer of the Fund.


PORTFOLIO MANAGERS


     In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund, including running buy and sell programs based on the parameters established by the Investment Committee. Karen E. Umland is the portfolio manager that coordinates the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.


Investments in the Fund

     The portfolio manager and her immediate family did not own any shares of the Fund or any feeder funds that invest solely in the Fund as of October 31, 2008.

Description of Compensation Structure


     Portfolio managers receive a base salary and bonus. Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts, and other subjective factors. The compensation of portfolio managers is not directly based upon the performance of the funds or other accounts that the portfolio managers manage. The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market. Each portfolio manager’s compensation consists of the following:

  Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.
  Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

     Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees. Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

     In addition, portfolio managers are given the option of participating in the Advisor’s Long Term Incentive Plan. The level of participation for eligible employees may be dependent on overall level of compensation, among other considerations. Participation in this program is not based on or related to the performance of any individual strategies or any particular client accounts.

Other Managed Accounts


     In addition to the Fund, the portfolio manager manages: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals. The following table sets forth information regarding the total accounts for which the portfolio manager has the day-to-day management responsibilities.


Name of Portfolio Manager Karen E. Umland

Number of Accounts Managed and Total
Assets by Category As of October 31, 2008

· 37 U.S. registered mutual funds with $27,993 million in total assets under management.

· 5 unregistered pooled investment vehicles with $582 million in total assets under management.

· 17 other accounts with $2,459 million in total assets under management, of which one account with $315 million in assets may be subject to a performance fee.

Potential Conflicts of Interest


     Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to the Fund and other accounts. Other accounts include registered mutual funds (other than the Fund), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”). An Account may have similar investment objectives to the Fund, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by the Fund. Actual or apparent conflicts of interest include:

  Time Management. The management of the Fund and Accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and Accounts. The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Fund.
  Investment Opportunities. It is possible that at times identical securities will be held by the Fund and other Accounts. However, positions in the same security may vary and the length of time that the Fund or any Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager identifies a limited investment opportunity that may be suitable for the Fund or other Accounts, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the Fund and all eligible Accounts.

  To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across the Fund and multiple Accounts.
  Broker Selection. With respect to securities transactions for the Fund, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker.  In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for the Fund and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the Account.
  Performance-Based Fees. For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.
  Investment in an Account. The portfolio manager or her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

     The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

GENERAL INFORMATION


     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption, or any other feature. On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.

     On November 21, 1997, the shareholders of Dimensional Emerging Markets Value Fund approved its conversion from a closed-end management investment company to an open-end management investment company; and at the shareholder meeting held on June 2, 2009, the shareholders of the Fund approved the redomestication of the Fund from a Maryland corporation to a Delaware statutory trust.


CODE OF ETHICS


     The Fund, the Advisor, and DFAS have adopted a Code of Ethics, pursuant to Rule 17j-1 under the 1940 Act, for certain access persons of the Fund. The Code is designed to ensure that access persons act in the interest of the Fund and its shareholders with respect to any personal trading of securities. Under the Code, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund, unless their proposed purchases are approved in advance. The Code also contains certain reporting requirements and securities trading clearance procedures.


SHAREHOLDER RIGHTS


     The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable shares. Each share of common stock of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical, non-cumulative voting, dividend, redemption, liquidation, and other rights and preferences.

      With respect to matters that require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares that they hold, except as otherwise required by applicable law. If liquidation of the Fund should occur, shareholders would be entitled to receive, on a per class basis, the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class. Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law. The Fund’s bylaws provide that special meetings of its shareholders shall be called at the written consent of 10% of the shareholders. Such meeting may be called to consider any matter, including the removal of one or more directors. Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited.


     Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

PRINCIPAL HOLDERS OF SECURITIES


     As of July 31, 2009, no person may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.

     As of July 31, 2009, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below. Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, TX 78746:



Emerging Markets Value Portfolio	92.73%
of DFA Investment Dimensions Group Inc.



PURCHASE OF SHARES

     The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”

     The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Fund will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

     Reimbursement fees may be charged prospectively from time to time based upon the future experience of the Fund, which is currently sold at net asset value. Any such charges will be described in the prospectus.

REDEMPTION OF SHARES

     The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”


     The Fund may suspend redemption privileges or postpone the date of payment: (i) during any period when the NYSE is closed or trading on the NYSE is restricted, as determined by the SEC; (ii) during any period when an emergency exists, as defined by the rules of the SEC, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets; and (iii) for such other periods as the SEC may permit.


TAXATION OF THE FUND

     The following is a summary of some of the federal income tax consequences that may affect the Fund. Unless your investment in the Fund is through a retirement plan, you should consider the tax implications of investing and consult your own tax advisor.

Distributions of Net Investment Income

     The Fund derives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes its net investment income from which dividends may be paid to you. If you are a taxable investor, any distributions by the Fund from such income (other than qualified dividend income received by individuals) will be taxable to you at ordinary income tax rates, whether you take them in cash or in additional shares. Distributions from qualified dividend income are taxable to individuals at long-term capital gain rates, provided certain holding period requirements are met. See the discussion below under the heading, “Qualified Dividend Income for Individuals.”

Distributions of Capital Gain

     The Fund may realize a capital gain or loss in connection with sales or other dispositions of its Fund securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to you as ordinary income. Distributions paid from the excess of net long-term capital gain over net short-term capital loss will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net short-term or long-term capital gain realized by the Fund (net of any capital loss carryovers) generally will be distributed once each year and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.

Returns of Capital


     If the Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable, but will reduce each shareholder’s cost basis in the Fund and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold. Any return of capital in excess of a shareholder’s basis, however, is taxable as a capital gain.


Effect of Foreign Withholding Taxes

     In general. The Fund may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce the Fund’s income dividends paid to shareholders.

     Pass-through of foreign tax credits. If more than 50% in value of the total assets of the Fund is invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, the Fund may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). The Fund will provide you with the information necessary to claim this deduction or credit on your personal income tax return if it makes this election. A Feeder Portfolio classified as a regulated investment company that invests in the Fund will not be permitted to pass through a credit or deduction for its pro rata share of foreign withholding taxes paid by the Fund.

     The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes by paid by the Fund) will be reduced if you receive from the Fund qualifying dividends from qualifying foreign corporations that are subject to tax at reduced rates. Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.


     Effect of foreign debt investments on distributions. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income for federal tax purposes by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to you as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for distribution to you. This treatment could increase or decrease the Fund’s ordinary income distributions to you, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital.


     PFIC securities. The Fund may invest in securities of foreign entities that could be deemed for federal income tax purposes to be passive foreign investment companies ("PFICs"). In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. When investing in PFIC securities, the Fund intends to mark-to-market these securities under certain provisions of the Code and recognize any unrealized gains as ordinary income at the end of the Fund’s fiscal and excise (described below) tax years. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that the Fund is required to distribute, even though it has not sold or received dividends from these securities. You should also be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by the Fund. In addition, if the Fund is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax (the effect of which might be mitigated by making a mark-to-market election in the year prior to the sale) on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. Any such taxes or interest charges could in turn reduce the Fund’s distribution paid to you.

Information on the Amount and Tax Character of Distributions.


     The Fund will inform you of the amount and character of your distributions at the time they are paid, and will advise you of the tax status of such distributions for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income, qualified dividends or capital gains, and in the case of non-U.S. shareholders the Fund may further designate and distribute, as interest-related dividends and short-term capital gain dividends, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund. Taxable distributions declared by the Fund in December to shareholders of record in such month, but paid in January, are taxable to you as if they were paid in December.


Election to be Taxed as a Regulated Investment Company


     The Fund intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Internal Revenue Code (the “Code”). As a regulated investment company, the Fund generally is not subject to entity level federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to distribute the Fund’s net long-term capital gain or not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders. If net long-term capital gain is retained, the Fund would be taxed on the gain at the highest corporate tax rate, and shareholders would be notified that they are entitled to a credit or refund for the tax paid by the Fund. If the Fund fails to qualify as a regulated investment company, the Fund would be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to you will be treated as taxable dividend income to the extent of such Fund’s earnings and profits.


     In order to qualify as a regulated investment company for federal income tax purposes, the Fund must meet certain asset diversification, income and distribution specific requirements, including:


     (i) The Fund must maintain a diversified portfolio of securities, wherein no security, including the securities of a qualified publicly traded partnership (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Fund’s total assets and, with respect to 50% of the Fund’s total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Fund’s total assets or 10% of the outstanding voting securities of the issuer;


     (ii) The Fund must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership; and

     (iii) The Fund must distribute to its shareholders at least 90% of its investment company taxable income and net tax-exempt income for each of its fiscal years.


     The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code. For instance, the Board might cause the Fund to elect to be classified as a partnership (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa. Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code. A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss. Such a change in entity classification would also cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.


Excise Tax Distribution Requirement

     To avoid a 4% federal excise tax, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve-month period ending October 31; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Sales, Exchanges and Redemption of Fund Shares


     In general. If you are a taxable investor, sales, exchanges and redemptions (including redemptions in kind) of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, the Internal Revenue Service requires you to report any gain or loss on your redemption. If you held your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long term or short term, generally depending on how long you have held your shares.


     Redemptions at a loss within six months of purchase. Any loss incurred on a redemption or exchange of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Fund on those shares.

     Wash sales. All or a portion of any loss that you realize on a redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares.

     Cost Basis Reporting. Under recently enacted provisions of the Emergency Economic Stabilization Act of 2008, the Fund’s administrative agent will be required to provide you with cost basis information on the sale of any of your shares in the Fund, subject to certain exceptions.

This cost basis reporting requirement is effective for shares purchased in the Fund on or after January 1, 2012.

U.S. Government Obligations


     To the extent the Fund invests in certain U.S. government obligations, dividends paid by the Fund to shareholders that are derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund. Dividends derived from interest on these obligations and paid to a Feeder Portfolio that is classified as a regulated investment company, and, in turn, to you are unlikely to be exempt from state and local income tax. The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper, and federal agency-backed obligations (e.g., Government National Mortgage Association (GNMA) or Federal National Mortgage Association (FNMA) securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporate shareholders.


Qualified Dividend Income for Individuals

     For individual shareholders, a portion of the dividends paid by the Fund may be qualified dividend income, which is eligible for taxation at long-term capital gain rates. This reduced rate generally is available for dividends paid by the Fund out of dividends earned on the Fund’s investment in stocks of domestic corporations and qualified foreign corporations.

     Both the Fund and the investor must meet certain holding period requirements to qualify Fund dividends for this treatment. Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. Similarly, investors must hold their Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Fund shares, include the day you sold your shares but not the day you acquired these shares.

     While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

     After the close of its fiscal year, the Fund will designate the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates. If 95% or more of the Fund’s income is from qualified sources, it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income.

     This favorable taxation of qualified dividend income at long-term capital gain tax rates expires and will no longer apply to dividends paid by the Fund with respect to its taxable years beginning after December 31, 2010 (sunset date), unless such provision is extended or made permanent.

Dividends-Received Deduction for Corporations


     For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the dividends-received deduction. The portion of dividends paid by the Fund that so qualifies will be designated each year in a notice mailed to the Fund’s shareholders, and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations that would have qualified for the dividends-received deduction in the hands of the Fund if the Fund was a regular corporation. Dividends paid by the Fund from interest on debt securities or dividends earned on Fund securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction. Because the Fund’s income is derived primarily from foreign issuers, none or only a small amount of its distributions are expected to qualify for the corporate dividends-received deduction.


     The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction. The amount that the Fund may designate as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend. Similarly, if your Fund shares are debt-financed or held by you for less than a 46-day period then the dividends-received deduction for Fund dividends on your shares may also be reduced or eliminated. Even if designated as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.

Complex Securities


     The Fund may invest in complex securities that could be subject to numerous special and complex tax rules. These rules could accelerate the recognition of income by the Fund (possibly causing the Fund to sell securities to raise the cash for necessary distributions) and/or defer the Fund’s ability to recognize a loss, and, in limited cases, subject the Fund to U.S. federal income tax. These rules could also affect whether gain or loss recognized by the Fund is treated as ordinary or capital, or as interest or dividend income. These rules could therefore affect the amount, timing, or character of the income distributed to you by the Fund. For example:

      Derivatives. The Fund is permitted to invest in certain options, futures, forwards, or foreign currency contracts. If the Fund makes these investments, under certain provisions of the Code, it may be required to mark-to-market these contracts and recognize for federal income tax purposes any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these provisions, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign


currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, the Fund also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

     Securities lending. The Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income and, to the extent that debt securities are loaned, will generally not qualify as qualified interest income for foreign withholding tax purposes.


     Tax straddles. The Fund’s investment in options, futures, forwards, or foreign currency contracts in connection with certain hedging transactions could cause the Fund to hold offsetting positions in securities. If the Fund’s risk of loss with respect to specific securities in its Fund is substantially diminished by the fact that it holds other securities, the Fund could be deemed to have entered into a tax "straddle" or to hold a "successor position" that would require any loss realized by it to be deferred for tax purposes.


     Convertible debt. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.


     Investment in taxable mortgage pools (excess inclusion income). The Fund may invest in U.S.-REITs that hold residual interests in real estate mortgage investment conduits (REMICs) or that are, or have certain wholly-owned subsidiaries that are, “taxable mortgage pools.” Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S.-REIT that is attributable to the REIT’s residual interest in a REMIC or equity interests in a taxable mortgage pool (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as the Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders: (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute unrelated business taxable income (UBTI) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the


taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. While the Fund does not intend to invest in U.S.-REITs, a substantial portion of the assets of which generates excess inclusion income, there can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

     The Fund is awaiting further guidance from the IRS on how the rules concerning excess inclusion income are to be implemented. These rules are potentially applicable to the Fund insofar as it receives income from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S.-REIT. Shareholders should talk to their tax advisors about the potential tax consequences of the Fund’s receipt and distribution of excess inclusion income.

     Investments in securities of uncertain tax character. The Fund may invest in securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its Fund, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Backup Withholding

     By law, the Fund must withhold a portion of your taxable dividends and sales proceeds unless you:

  provide your correct social security or taxpayer identification number;
  certify that this number is correct;
  certify that you are not subject to backup withholding; and
  certify that you are a U.S. person (including a U.S. resident alien).


     The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 28% of any dividends or proceeds paid. The special U.S. tax certification requirements applicable to non-U.S. investors are described under the “Non-U.S. Investors” heading below.

Non-U.S. Investors.

     Non-U.S. investors (shareholders who, as to the United States, are a nonresident alien individuals, foreign trusts or estates, foreign corporations, or foreign partnerships) may be subject to U.S. withholding and estate tax and are subject to special U.S. tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

     In general. The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by the Fund. Exemptions from this U.S. withholding tax are provided for capital gain dividends paid by the Fund from its net long-term capital gains, and with respect to taxable years of the Fund beginning before January 1, 2010 (sunset date), interest-related dividends paid by the Fund from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Fund shares, will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.

     Capital gain dividends and short-term capital gain dividends. In general, (i) a capital gain dividend designated by the Fund and paid from its net long-term capital gains or (ii) with respect to taxable years of the Fund beginning before January 1, 2010 (sunset date), a short-term capital gain dividend designated by the Fund and paid from its net short-term capital gains, other than long- or short-term capital gains realized on disposition of U.S. real property interests (see the discussion below) are not subject to U.S. withholding tax unless you are a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year.


     Interest-related dividends. With respect to taxable years of a Fund beginning before January 1, 2010 (sunset date), dividends designated by the Fund as interest-related dividends and paid from its qualified net interest income from U.S. sources are not subject to U.S. withholding tax. “Qualified interest income” includes, in general, U.S. source: (i) bank deposit interest; (ii) short-term original discount; (iii) interest (including original issue discount, market discount, or acquisition discount) on an obligation that is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the Fund is a 10-percent shareholder or is contingent interest; and (iv) any interest-related dividend from another regulated investment company. On any payment date, the amount of an income dividend that is designated by the Fund as an interest-related dividend may be more or less than the amount that is so qualified. This is because the designation is based on an estimate of the Fund’s qualified net interest income for its entire fiscal year, which can only be determined with exactness at fiscal year end. As a consequence, the Fund may over-withhold a small amount of U.S. tax from a dividend payment. In this case, the non-U.S. investor’s only recourse may be to either forgo recovery of the excess withholding, or to file a United States nonresident income tax return to recover the excess withholding.

     Further limitations on tax reporting for interest-related dividends and short-term capital gain dividends for non-U.S. investors. It may not be practical in every case for the Fund to designate, and the Fund reserves the right in these cases to not designate, small amounts of interest-related or short-term capital gain dividends. Additionally, the Fund’s designation of interest-related or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints.

     Net investment income from dividends on stock and foreign source interest income continue to be subject to withholding tax; effectively connected income. Ordinary dividends paid by the Fund to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations and (ii) the debt of foreign issuers continue to be subject to


U.S. withholding tax. If you hold your Fund shares in connection with a U.S. trade or business, your income and gains will be considered effectively connected income and taxed in the U.S. on a net basis, in which case you may be required to file a nonresident U.S. income tax return.

     Investment in U.S. real property. The Fund may invest in equity securities of corporations that invest in U.S. real property, including U.S. Real Estate Investment Trusts (U.S.-REIT). The sale of a U.S. real property interest (USRPI) by a U.S.-REIT in which the Fund invests may trigger special tax consequences to the Fund’s non-U.S. shareholders.

     The Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) makes non-U.S. persons subject to U.S. tax on disposition of a USRPI as if he or she were a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of FIRPTA gain by a regulated investment company (RIC), such as the Fund, from a U.S.-REIT (other than one that is domestically controlled) as follows:

  The RIC is classified as a qualified investment entity. A RIC is classified as a “qualified investment entity” with respect to a distribution to a non-U.S. person which is attributable directly or indirectly to a distribution from a U.S.-REIT if, in general, more than 50% of the RIC’s assets consists of interests in U.S.-REITs and U.S. real property holding corporations, and
  You are a non-U.S. shareholder that owns more than 5% of a class of Fund shares at any time during the one-year period ending on the date of the distribution.
  If these conditions are met, such Fund distributions to you are treated as gain from the disposition of a USRPI, causing the distributions to be subject to U.S. withholding tax at a rate of 35%, and requiring that you file a nonresident U.S. income tax return.
  In addition, even if you do not own more than 5% of a class of Fund shares, but the Fund is a qualified investment entity, such Fund distributions to you will be taxable as ordinary dividends (rather than as a capital gain or short-term capital gain dividend) subject to withholding at 30% or lower treaty rate.

     These rules apply to dividends with respect to the Fund’s taxable years beginning before January 1, 2010 (sunset date), except that after such sunset date, Fund distributions from a U.S.-REIT (whether or not domestically controlled) attributable to FIRPTA gain will continue to be subject to the withholding rules described above provided the Fund would otherwise be classified as a qualified investment entity.


     Because the Fund expects to invest less than 50% of its assets at all times, directly or indirectly in U.S. real property interests, the Fund expects that neither gain on the sale or redemption of Fund shares nor Fund dividends and distributions would be subject to FIRPTA reporting and tax withholding.


     U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies. If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption in order to obtain a U.S. federal transfer certificate. The transfer


certificate will identify the property (i.e., Fund shares) as to which the U.S. federal estate tax lien has been released. In the absence of a treaty, there is a $13,000 statutory estate tax credit (equivalent to U.S. situs assets with a value of $60,000). For estates with U.S. situs assets of not more than $60,000, the Fund may accept, in lieu of a transfer certificate, an affidavit from an appropriate individual evidencing that decedent’s U.S. situs assets are below this threshold amount. In addition, a partial exemption from U.S estate tax may apply to Fund shares held by the estate of a nonresident decedent. The amount treated as exempt is based upon the proportion of the assets held by the Fund at the end of the quarter immediately preceding the decedent’s death that are debt obligations, deposits, or other property that would generally be treated as situated outside the United States if held directly by the estate. This provision applies to decedents dying after December 31, 2004 and before January 1, 2010, unless such provision is extended or made permanent. Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.

      U.S. tax certification rules. Special U.S. tax certification requirements apply to non-U.S. shareholders both to avoid U.S. back up withholding imposed at a rate of 28% and to obtain the benefits of any treaty between the United States and the shareholder’s country of residence. In general, a non-U.S. shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that he or she is not a U.S. person, to claim that he or she is the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty. A Form W-8 BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect.


     The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.

Effect of Future Legislation; Local Tax Considerations


     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder, as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions also may be subject to additional state, local, and foreign taxes, depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.


     This discussion of “Taxation of the Fund” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. You should consult your own tax advisor regarding your particular circumstances before making an investment in the Fund.

PROXY VOTING POLICIES


     The Board has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor. The Voting Guidelines have been developed by Institutional Shareholder Services, a wholly owned subsidiary of RiskMetrics Group Inc. (“ISS”), an independent third party, except with respect to certain matters for which the Advisor has modified the standard voting guidelines. A concise summary of the Voting Guidelines is provided in an Appendix to this SAI.

     The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed a Corporate Governance Committee composed of certain officers, directors, and other personnel of the Advisor and has delegated to its members authority to: (i) oversee the voting of proxies; (ii) make determinations as to how to vote certain specific proxies; (iii) verify the on-going compliance with the Voting Policies; and (iv) review the Voting Policies from time to time and recommend changes to the Investment Committee. The Corporate Governance Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Fund, including all authorized traders of the Advisor.

     The Advisor votes (or refrains from voting) proxies in a manner consistent with the best interests of the Fund as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the Voting Guidelines. Since most proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates. If a Corporate Governance Committee (“Committee”) member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines (or in the case where the Voting Guidelines do not prescribe a particular vote and the proposed vote is contrary to the recommendation of ISS, the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Fund. To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of the Fund in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.


     The Advisor will usually vote proxies in accordance with the Voting Guidelines. The Voting Guidelines provide a framework for analysis and decision making, however, the Voting

Guidelines do not address all potential issues. In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to vote counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Fund would be served by such a vote. In such a circumstance, the analysis will be documented in writing and periodically presented to the Corporate Governance Committee. To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Fund.

     The Advisor votes (or refrains from voting) proxies in a manner that the Advisor determines is in the best interests of the Fund and which seeks to maximize the value of the Fund’s investments. In some cases, the Advisor may determine that it is in the best interests of the Fund to refrain from exercising proxy voting rights. The Advisor may determine that voting is not in the best interest of the Fund and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes. It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall securities on loan if it determines that voting the securities is likely to materially affect the value of the Fund’s investment and that it is in the Fund’s best interests to do so. In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor may be unable to vote.


     With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions. The Advisor does not vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to the Fund associated with voting. The Advisor determines whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally implements uniform voting procedures for all proxies of companies in a country. The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio by portfolio and country by country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote. In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of the Fund, that its vote is reasonably likely to influence the ultimate outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will make every reasonable effort to vote such proxies.

      The Advisor and the Fund have retained ISS to provide certain services with respect to proxy voting. ISS will: provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Fund; and provide reports concerning the proxies voted. Although the Advisor may consider the recommendations of ISS on proxy issues, the Advisor remains ultimately responsible for all proxy voting decisions.



     Information regarding how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) upon request, by calling collect: (512) 306-7400 or (ii) on the Advisor’s website at http://www.dimensional.com and (iii) on the SEC’s website at http://www.sec.gov.


DISCLOSURE OF PORTFOLIO HOLDINGS


     The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information. The Advisor has determined that the Policy and its procedures (i) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (ii) appropriately address the potential for material conflicts of interest.


     Disclosure of Holdings Information as Required by Applicable Law. Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.


     Online Disclosure of Portfolio Holdings Information. The Fund generally discloses up to twenty-five of its largest portfolio holdings and the percentages that each of these largest portfolio holdings represent of the Fund’s total assets (“largest holdings”), as of the most recent month-end by presenting the information for the portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, http://www.dimensional.com, which is accessible by shareholders, within twenty days after the end of each month. This online disclosure may also include information regarding the Fund’s industry allocations. The Fund also generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s website, which is accessible by shareholders, two months following the month-end.

     Disclosure of Holdings Information to Recipients. Each of the Advisor’s Chairmen, Director of Institutional Services, Head of Portfolio Management and Trading, and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who (i) specifically request the more current non-public Holdings Information and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”). Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is disclosed shall not include any material information about the Fund’s trading strategies or pending portfolio transactions. The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement is not subject to a time delay before dissemination.


     As of January 31, 2009, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Business Purpose	Frequency
Citibank, N.A.	Fund Custodian	Daily
PNC Global Investment	Fund Transfer Agent	Daily
Servicing (U.S.) Inc.
PricewaterhouseCoopers LLP	Independent registered public	Semi-Annually
	accounting firm	(based on a
fiscal year)
Pricing Service Vendor	Fair value information services	Daily
Citibank North American,	Middle office operational support	Daily
Inc.	service provider to the Advisor
Victorian Fund Management	Monitoring investor exposure and	Upon request
Corporation	investment strategy
Northern Trust Company	Monitoring investor exposure and	Upon request
investment strategy
Bank of New York	Monitoring investor exposure and	Upon request
investment strategy
Consulting Services Group	Advisor evaluation	Upon request
LLC
Evaluation Associates LLC	Monitoring investor exposure and	Quarterly
investment strategy
Strategic Investment	Monitoring investor exposure and	Quarterly
Solutions	investment strategy
Wurts & Associates	Monitoring investor exposure and	Monthly
investment strategy
Segal Advisors, Inc.	Monitoring investor exposure and	Upon request
investment strategy
CTC Consulting, Inc.	Monitoring investor exposure and	Quarterly
investment strategy
Meketa Investment Group,	Monitoring investor exposure and	Upon request
Inc.	investment strategy
Ranchor Investment	Monitoring investor exposure and	Quarterly
Advisory	investment strategy
Edelman Financial	Monitoring investor exposure and	Quarterly
investment strategy

Recipient	Business Purpose	Frequency

Curprum AFP	Monitoring investor exposure and	Quarterly
investment strategy
Finance-Doc	Monitoring investor exposure and	Quarterly
investment strategy
Kansas University	Monitoring investor exposure and	Upon request
Endowment Assoc.	investment strategy
Lockheed Martin	Monitoring investor exposure and	Upon request
investment strategy
Stratford Advisory Group	Monitoring investor exposure and	Monthly
investment strategy
Watershed Investment	Monitoring investor exposure and	Quarterly
Consultants	investment strategy
Strategic Investment	Monitoring investor exposure and	Quarterly
Solutions	investment strategy
Wilshire Associates	Monitoring investor exposure and	Quarterly
investment strategy
Complementa	Monitoring investor exposure and	Monthly
investment strategy


     In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly, or daily basis, or upon request, in order to perform their business functions. Neither the Fund, nor the Advisor, nor any other party receives any compensation in connection with these arrangements.

      The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS, or any affiliated person of the Fund, the Advisor or DFAS, on the other. In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest. If the Chief Compliance Officer, following appropriate due diligence, determines that (i) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (ii) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.


     The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements. The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information. Such arrangements are reviewed by the Chief Compliance Officer on an annual basis. Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.


     The Board exercises continuing oversight of the disclosure of Holdings Information by: (i) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (ii) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (iii) considering whether to approve or ratify any amendments to the Policy. The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.


     Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dimensional.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

     The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions. “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

     The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information. However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

FINANCIAL STATEMENTS


     PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042, is the Fund’s independent registered public accounting firm. PwC audits the Fund’s annual financial statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal period ended October 31, 2008, as set forth in the Fund’s annual report to shareholders, including the report of PwC, are incorporated by reference into this Part B. The unaudited financial statements and financial highlights of the Fund for the period ended April 30, 2009, as set forth in the Fund’s semi-annual report to shareholders, are also incorporated by reference into this Part B.


APPENDIX

ISS Governance Services Concise Summary of 2009 U.S. Proxy Voting Guidelines Effective for Meetings on or after Feb. 1, 2009

1. Operational Items:

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

  An auditor has a financial interest in or association with the company, and is therefore not independent;
  There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;
  Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
  Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

  Non-audit (“other”) fees exceed audit fees + audit-related fees + tax compliance/preparation fees

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

  The tenure of the audit firm;
  The length of rotation specified in the proposal;
  Any significant audit-related issues at the company;
  The number of Audit Committee meetings held each year;
  The number of financial experts serving on the committee; and
  Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors: Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis. Vote AGAINST or WITHHOLD from individual directors who:

Attend less than 75 percent of the board and committee meetings without a valid excuse, such as illness, service to the nation, work on behalf of the company, or funeral obligations
If the company provides meaningful public or private disclosure explaining the director’s absences, evaluate the information on a CASE-BY-CASE basis taking into account the following factors:
Degree to which absences were due to an unavoidable conflict;
Pattern of absenteeism; and
Other extraordinary circumstances underlying the director’s absence;

A-1

· Sit on more than six public company boards;*
· Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

  The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;
  The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;
  The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;
  The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
  The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
  The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
  At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;
  The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election- any or all appropriate nominees (except new) may be held accountable;
  The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

  The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
  The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

*Dimensional will screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.

A-2

  The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
  The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

  The non-audit fees paid to the auditor are excessive;
  The company receives an adverse opinion on the company’s financial statements from its auditor; or
  There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are indentified, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

  There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);
  The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;
  The company fails to submit one-time transfers of stock options to a shareholder vote;
  The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
  The company has backdated options (see “Options Backdating” policy);

The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well. Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria:

The company maintains the following counterbalancing features:

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include but are not limited to, the following:
presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
serves as liaison between the chairman and the independent directors;
approves information sent to the board;
approves meeting agendas for the board;

A-3

approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
has the authority to call meetings of the independent directors;
if requested by major shareholders, ensures that he is available for consultation and direct communication;
Two-thirds independent board;
All independent key committees;
Established governance guidelines;
A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group within the Russell 3000 only), unless there has been a change in the Chairman/CEO position within that time;
The company does not have any problematic governance or management issues, examples of which include, but are not limited to:
Egregious compensation practices;
Multiple related-party transactions or other issues putting director independence at risk;
Corporate and/or management scandals;
Excessive problematic corporate governance provisions; or
Flagrant board or management actions with potential or realized negative impact on shareholders.

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that provides guidelines so that the company will promptly address the situation of a holdover director.

Performance/Governance Evaluation for Directors

Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers, measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Evaluate board accountability and oversight at companies that demonstrate sustained poor performance. Problematic provisions include but are not limited to:

  a classified board structure;
  a supermajority vote requirement;
  majority vote standard for director elections with no carve out for contested elections;
  the inability of shareholders to call special meetings;
  the inability of shareholders to act by written consent;
  a dual-class structure; and/or
  a non-shareholder approved poison pill.

A-4

If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company’s five-year total shareholder return and five-year operational metrics in the evaluation.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

  Long-term financial performance of the target company relative to its industry;
  Management’s track record;
  Background to the proxy contest;
  Qualifications of director nominees (both slates);
  Strategic plan of dissident slate and quality of critique against management;
  Likelihood that the proposed goals and objectives can be achieved (both slates);
  Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

  The election of fewer than 50% of the directors to be elected is contested in the election;
  One or more of the dissident’s candidates is elected;
  Shareholders are not permitted to cumulate their votes for directors; and
  The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Antitakeover Defenses and Voting Related Issues

Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill

A-5

in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

  Shareholders have approved the adoption of the plan; or
  The board, in exercising its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this “fiduciary out” will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

  No lower than a 20% trigger, flip-in or flip-over;
  A term of no more than three years;
  No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
  Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

For management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses (“NOL pills”), the following factors should be considered:

  the trigger (NOL pills generally have a trigger slightly below 5%);
  the value of the NOLs;
  the term;
  shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and
  other factors that may be applicable.

In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

5. Mergers and Corporate Restructurings

Overall Approach

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

A-6

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.
  Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.


  Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.


  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger.
  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation Reincorporation Proposals


Evaluate management or shareholder proposals to change a company’s state of incorporation on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:

  Reasons for reincorporation;


  Comparison of company’s governance practices and provisions prior to and following the reincorporation; and


  Comparison of corporation laws of original state and destination state

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;
  The dilutive impact of the request as determined through an allowable cap generated by ISS’ quantitative model;

A-7

  The board’s governance structure and practices; and
  Risks to shareholders of not approving the request.

Vote FOR proposals to approve increases beyond the allowable cap when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.


Preferred Stock

Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;
  The dilutive impact of the request as determined through an allowable cap generated by ISS’ quantitative model;
  The board’s governance structure and practices; and
  Risks to shareholders of not approving the request.

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

  The total cost of the company’s equity plans is unreasonable;
  The plan expressly permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;
  The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards;
  The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;
  The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or
  The plan is a vehicle for poor pay practices.

Poor Pay Practices

A-8

Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:

Egregious employment contracts - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;
Excessive perks/tax reimbursements:
Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security system maintenance and/or installation, car allowances;
Reimbursement of income taxes on executive perquisites or other payments;
Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
Abnormally large bonus payouts without justifiable performance linkage or proper disclosure
Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;

Egregious pension/SERP (supplemental executive retirement plan) payouts:
Inclusion of additional years of service not worked that result in significant payouts;
Inclusion of performance-based equity awards in the pension calculation;
New CEO with overly generous new hire package:
Excessive “make whole” provisions;
Any of the poor pay practices listed in this policy;
Excessive severance and/or change in control provisions:
Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;
Payments upon an executive’s termination in connection with performance failure;
Change in control payouts without loss of job or substantial diminution of job duties (single-triggered);
New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;
Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;
New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;
Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
Dividends or dividend equivalents paid on unvested performance shares or units;
Poor disclosure practices:
- Unclear explanation of how the CEO is involved in the pay setting process; - Retrospective performance targets and methodology not discussed;

A-9

Methodology for benchmarking practices and/or peer group not disclosed and explained;
Internal Pay Disparity:
Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);
Options backdating (covered in a separate policy);
Other excessive compensation payouts or poor pay practices at the company.

Other Compensation Proposals and Policies

Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals

Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors’ interests regarding executive compensation practices.

For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices:

Relative Considerations:

  Assessment of performance metrics relative to business strategy, as discussed and explained in the CD&A;
  Evaluation of peer groups used to set target pay or award opportunities;
  Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);
  Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

Design Considerations:

  Balance of fixed versus performance-driven pay;
  Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

Communication Considerations:

  Evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);
  Assessment of board’s responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).

Employee Stock Purchase Plans-- Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

  Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
  Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
  Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

A-10

  No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

  Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;


  Rationale for the re-pricing--was the stock price decline beyond management’s control?


  Is this a value-for-value exchange?
  Are surrendered stock options added back to the plan reserve?
  Option vesting--does the new option vest immediately or is there a black-out period?
  Term of the option--the term should remain the same as that of the replaced option;
  Exercise price--should be set at fair market or a premium to market;
  Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price. Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Golden Coffins/Executive Death Benefits

Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

Share Buyback Holding Periods

A-11

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

· Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

     - Rigorous stock ownership guidelines, or

     - A holding period requirement coupled with a significant long-term ownership requirement, or

     - A meaningful retention ratio,

· Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.

· Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

Tax Gross-Up Proposals

Generally vote FOR proposals asking companies to adopt a policy of not providing tax gross-up payments to executives, except where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

9. Corporate Social Responsibility (CSR) Issues

Overall Approach

When evaluating social and environmental shareholder proposals, ISS considers the following factors:

  Whether adoption of the proposal is likely to enhance or protect shareholder value;


  Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business as measured by sales, assets, and earnings;
  The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;


  Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;
  Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

A-12

  Whether the company’s analysis and voting recommendation to shareholders are persuasive;


  What other companies have done in response to the issue addressed in the proposal;
  Whether the proposal itself is well framed and the cost of preparing the report is reasonable;
  Whether implementation of the proposal’s request would achieve the proposal’s objectives;
  Whether the subject of the proposal is best left to the discretion of the board;
  Whether the requested information is available to shareholders either from the company or from a publicly available source; and
  Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Genetically Modified Ingredients

Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

  The company’s business and the proportion of it affected by the resolution;


  The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and
  Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.


Generally vote AGAINST proposals to completely phase out GE ingredients from the company’s products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.


Pharmaceutical Pricing, Access to Medicines, and Product Reimportation

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company report on their product pricing policies or their access to medicine policies, considering:

  The nature of the company’s business and the potential for reputational and market risk exposure;
  The existing disclosure of relevant policies;
  Deviation from established industry norms;

A-13

  The company’s existing, relevant initiatives to provide research and/or products to disadvantaged consumers;
  Whether the proposal focuses on specific products or geographic regions; and
  The potential cost and scope of the requested report.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

Climate Change

Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations and investments considering whether:

  The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
  The company’s level of disclosure is at least comparable to that of industry peers; and
  There are no significant, controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Lobbying Expenditures/Initiatives

Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying initiatives, considering:

  Significant controversies, fines, or litigation surrounding a company’s public policy activities,
  The company’s current level of disclosure on lobbying strategy, and
  The impact that the policy issue may have on the company’s business operations.

Political Contributions and Trade Association Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

  There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and
  The company has procedures in place to ensure that employee contributions to company- sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals to publish in newspapers and public media the company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.


A-14


Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions and trade association spending, considering:

  Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and
  The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Labor and Human Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

  The degree to which existing relevant policies and practices are disclosed;
  Whether or not existing relevant policies are consistent with internationally recognized standards;
  Whether company facilities and those of its suppliers are monitored and how;
  Company participation in fair labor organizations or other internationally recognized human rights initiatives;
  Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;
  Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;
  The scope of the request; and
  Deviation from industry sector peer company standards and practices.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

  The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or
  The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame

A-15

ISS Governance Services Concise Summary of 2009 Non-U.S. Proxy Voting Guidelines Effective for Meetings on or after Feb. 1, 2009

1. Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

  There are concerns about the accounts presented or audit procedures used; or
  The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

  There are serious concerns about the accounts presented or the audit procedures used;
  The auditors are being changed without explanation; or
  Non-audit-related fees are substantial or are routinely in excess of standard annual audit- related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

  There are serious concerns about the statutory reports presented or the audit procedures used;
  Questions exist concerning any of the statutory auditors being appointed; or
  The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

  The dividend payout ratio has been consistently below 30 percent without adequate explanation; or


  The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

A-16


Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.


Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

2. Board of Directors

Director Elections

Vote FOR management nominees in the election of directors, unless:

  Adequate disclosure has not been provided in a timely manner;
  There are clear concerns over questionable finances or restatements;
  There have been questionable transactions with conflicts of interest;
  There are any records of abuses against minority shareholder interests; or
  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

ISS Classification of Directors – International Policy 2009

Executive Director

  Employee or executive of the company;
  Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

  Any director who is attested by the board to be a non-independent NED;
  Any director specifically designated as a representative of a significant shareholder of the company;

A-17

• Any director who is also an employee or executive of a significant shareholder of the company;

• Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

  Government representative;
  Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;
   Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[3]);
   Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;
  Relative[1] of a current employee of the company or its affiliates;
  Relative[1] of a former executive of the company or its affiliates;
  A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);
  Founder/co-founder/member of founding family but not currently an employee;
  Former executive (5 year cooling off period);
  Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]

Independent NED

• No material[5] connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

• Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Footnotes:

[1] “Relative” follows the U.S. SEC’s definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[2] Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

[3] If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction).

[4] For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[5] For purposes of ISS director independence classification, “material” will be defined as a standard of relationship financial,

A-18


personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.


Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

  A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or
  Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or
  Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

3. Capital Structure

Share Issuance Requests General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

A-19

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

  The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or
  The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the

A-20

restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers


Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.


Share Repurchase Plans

Generally vote FOR share repurchase programs/market repurchase authorities, provided that the proposal meets the following parameters:

  Maximum volume: 10 percent for market repurchase within any single authority and 10 percent of outstanding shares to be kept in treasury (“on the shelf”);
  Duration does not exceed 18 months.

For markets that either generally do not specify the maximum duration of the authority or seek a duration beyond 18 months that is allowable under market specific legislation, ISS will assess the company’s historic practice. If there is evidence that a company has sought shareholder approval for the authority to repurchase shares on an annual basis, ISS will support the proposed authority.

In addition, vote AGAINST any proposal where:

  The repurchase can be used for takeover defenses;
  There is clear evidence of abuse;
  There is no safeguard against selective buybacks;
  Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

ISS may support share repurchase plans in excess of 10 percent volume under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring). Such proposals will be assessed case-by-case based on merits, which should be clearly disclosed in the annual report, provided that following conditions are met:

  The overall balance of the proposed plan seems to be clearly in shareholders’ interests;
  The plan still respects the 10 percent maximum of shares to be kept in treasury.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

4. Other

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report

A-21

and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.
  Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.
  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.
  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.


Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.


A-22


Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.


A-23

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
(Amendment No. 24)

PART C OTHER INFORMATION

Item 23.	Exhibits.

	(a)	Articles of Incorporation.
		(1)	Articles of Amendment and Restatement dated November 21, 1997.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 6 to the Registrant’s
Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	November 26, 1997.

		(2)	Articles of Amendment dated December 2, 1998.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 9 to the Registrant’s
Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	March 26, 1999.

	(b)	By-Laws.
By-Laws of the Registrant.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 7 to the
Registrant’s Registration Statement on Form
N-1A.
			File No.:	811-7440.
			Filing Date:	March 30, 1998.

	(c)	Instruments Defining the Rights of Security Holders.
		(1)	No specimen securities are issued on behalf of the Registrant.

		(2)	Relevant portion of Articles of Amendment and Restatement dated
November 21, 1997.
See Article Fifth.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 6 to the Registrant’s
Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	November 26, 1997.

		(3)	Relevant portion of By-Laws.
See Article I.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	March 30, 1998.

(d)	Investment Advisory Contracts
Investment Management Agreement between the Registrant and Dimensional
Fund Advisors Inc. (“DFA”) dated November 26, 1997.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 6 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	November 26, 1997.

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement between the Registrant and DFA
Securities Inc. dated December 19, 2003.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 17 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2004.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.
Global Custody Agreement between the Registrant and The Chase Manhattan
Bank, dated March 31, 1998.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 13 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2001.

(h)	Other Material Contracts.
	(1)	Transfer Agency Agreement between the Registrant and PFPC Inc., dated January 20, 1993
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration
Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

	(i)	Amendment No. 1 to Transfer Agency Agreement dated
December 26, 1997.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

	(2)	Administration and Accounting Services Agreement between the
Registrant and PFPC Inc., dated January 20, 1993
Incorporated herein by reference to:

2

	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers
LLP
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 23 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	February 27, 2009.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 13 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Power-of-Attorney.
Power-of-Attorney dated as of March 30, 2007, appointing David G. Booth,
David R. Martin, Catherine L. Newell, Valerie A. Brown and Jeff J. Jeon as
attorneys-in-fact to David G. Booth, Rex A. Sinquefield, George M.
Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron
S. Scholes, Abbie J. Smith and David R. Martin.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 21 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 2007.

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.

3

Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 17 to the Registrant’s
Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2004.

Item 24.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, the feeder portfolio of DFA Investment Dimensions
Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant. As of July 31, 2009, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 25.	Indemnification.
Reference is made to Article Seventh of the Registrant’s Articles of Amendment and
Restatement (the “Articles”) and Article V, Section 5.08 of the Registrant’s By-laws, which are incorporated herein by reference.

The Articles and By-laws of Registrant provide for indemnification of officers and directors to the full extent permitted by the General Laws of the State of Maryland.
Registrant’s charter provides that the directors and officers shall not be personally liable to the Registrant or its stockholders for money damages, except as otherwise required under the Investment Company Act of 1940, as amended.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the
“Act”); may be permitted to the directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The
DFA Investment Trust Company and Dimensional Investment Group Inc. The Advisor
also serves as sub-advisor for certain other registered investment companies.

4

For additional information, please see “Management of the Fund” in Part A of this
Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the
Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 27.	Principal Underwriters.

(a) DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant.
DFAS also serves as principal underwriter for Dimensional Investment Group
Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust
Company.

(b) The following table sets forth information as to the Distributor’s Directors,
Officers, Partners and Control Persons. The address of each officer is 1299
Ocean Avenue, Santa Monica, CA 90401:

Name and Principal Business	Positions and Offices with	Positions and Offices with
Address	Underwriter	Fund
April A. Aandal	Vice President	Vice President and Chief
Learning Officer
Darryl D. Avery	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and	Vice President and
	Assistant Secretary	Assistant Secretary
David P. Butler	Vice President	Vice President
Patrick E. Carter	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief	Vice President and Chief
	Compliance Officer	Compliance Officer
James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President
Robert W. Dintzner	Vice President	Vice President
Kenneth Elmgren	Vice President	Vice President
Richard A. Eustice	Vice President and	Vice President and
	Assistant Secretary	Assistant Secretary
Eugene F. Fama, Jr.	Vice President	Vice President
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Glenn S. Freed	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Darla Hastings	Vice President	Vice President

5

Joel H. Hefner	Vice President	Vice President
Julie C. Henderson	Vice President and Fund	Vice President and Fund
	Controller	Controller
Kevin B. Hight	Vice President	Vice President
Christine W. Ho	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Patrick M. Keating	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Kristina M. LaRusso	Vice President	Vice President
Immoo Lee	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Apollo D. Lupesco	Vice President	Vice President
David R. Martin	Vice President, Chief	Vice President, Chief
	Financial Officer and	Financial Officer and
	Treasurer	Treasurer
Catherine L. Newell	Vice President and	Vice President and
	Secretary	Secretary
Christian Newton	Vice President	Vice President
Gerard K. O’Reilly	Vice President	Vice President
Daniel C. Ong	Vice President	Vice President
Carmen Palafox	Vice President	Vice President
Sonya K. Park	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Ted Randall	Vice President	Vice President
Eduardo A. Repetto	Vice President and Chief	Director, Vice President and Chief
	Investment Officer	Investment Officer
L. Jacobo Rodríguez	Vice President	Vice President
David E. Schneider	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Carl G. Snyder	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Bradley G. Steiman	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President
Karen E. Umland	Vice President	Vice President
Sunil Wahal	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Carol W. Wardlaw	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Daniel M. Wheeler	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Paul E. Wise	Vice President	Vice President
David G. Booth	Chairman, Director,	Chairman, Director,
President and Chief President and Chief
Executive Office Executive Office
Kenneth R. French	Director	Not Applicable

6

John A. McQuown	Director	Not Applicable
Dimensional Fund Advisors LP	Shareholder	Not Applicable

(c)	Not applicable.

Item 28.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the
Registrant and at additional locations, as follows:

	Name	Address
	Dimensional Emerging Markets Value Fund Inc.	6300 Bee Cave Road, Building One
Austin, TX 78746

	PNC Global Investment Servicing	301 Bellevue Parkway
Wilmington, DE 19809

	The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 29.	Management Services.
None.

Item 30.	Undertakings.
Not applicable.

7

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 24 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 15th day of September 2009.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
(Registrant)

By: /s/ Valerie A. Brown Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference) Vice President and Assistant Secretary (Signature and Title)

8

EXHIBIT INDEX
NONE

9